Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact:	Teri Miller 954 308-8216 terilmiller@spherion.com

	Media Contact:	Patricia C. Johnson 954 308-7661 patriciacjohnson@spherion.com

SPHERION ANNOUNCES BYRNE K. MULROONEY AS PRESIDENT OF STAFFING SERVICES

FORT LAUDERDALE, Fla., Sept. 2, 2003 — Spherion Corporation (NYSE: SFN) today announced the appointment of Byrne K. Mulrooney as president of staffing services. Mulrooney will be responsible for all of Spherion’s North American staffing and outsourcing operations. He will report directly to President and Chief Operating Officer Roy Krause.

“Profitable revenue growth continues to be Spherion’s highest priority, and Byrne Mulrooney’s successful track record in sales and operations management, account development and profitable service delivery will be instrumental to that growth,” said Krause. “While we continue to see modest improvement in revenue trends in our U.S. staffing operations, I expect Byrne’s outstanding ability to execute profitable revenue growth in the services industry will complement our management team’s extensive experience in the staffing industry and further strengthen our growth prospects.”

For the past four years, Mulrooney served as an executive with EDS, where he was most recently responsible for the revenue and profit growth of a major operating unit. Prior to joining EDS in 1999, Byrne spent 14 years with IBM in numerous capacities in services management, sales, marketing and business development.

Mulrooney said, “Spherion has a reputation for providing superior customer service and creating measurable value for clients. With the staffing industry poised for growth, I believe there is significant opportunity to leverage that expertise into expanded business opportunities. I look forward to contributing to Spherion’s growth by further strengthening our sales, account management and service delivery fundamentals.”

Mulrooney, 43, is a graduate of Villanova University in Pennsylvania. He holds a master’s degree in management from Northwestern University. He and his family will reside in South Florida.

Spherion Corporation provides recruitment, technology and outsourcing services. Founded in 1946, with operations in North and Central America, Europe and Asia/Pacific, Spherion helps companies efficiently plan, acquire and optimize talent to improve their bottom line. To learn more, visit www.spherion.com.

This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — a significant economic downturn could result in our clients using fewer flexible employees or the loss or bankruptcy of a significant client could materially adversely affect our business results; Changing market conditions — our business is dependent upon the availability of qualified personnel; Corporate strategy — we may not achieve the intended effect of our business strategy; Technology demand – lack of client investments in new technology may result in reduced demand for our Technology services; Technology Investments – our investment in technology initiatives may not yield their intended results; Tax filings – regulatory challenges to our tax filing positions could result in additional taxes; Credit Rating – further reduction in the Company’s credit rating may affect our ability to borrow and increase future borrowing costs; Litigation — we are a defendant in a variety of litigation and other actions from time to time and we may be exposed to employment–related claims and costs; Other — government regulation may increase our costs; business risks associated with international operations could make those operations more costly; failure or inability to complete our outsourcing projects could result in damage to our reputation and give rise to legal claims; managing or integrating any future acquisitions may strain our resources, and certain contracts contain termination provisions and pricing risks. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release.

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